Initial Public Offering

PROSPECTUS

Filed Pursuant to Rule 424(b)2

Registration No. 333-149804

Alcantara Brands Corporation

550,000 Shares of Common Stock

$0.10 per share

The Offering

	Per share	Total
Public Price...	$0.10	$55,000
Commissions...	$0	$0
Proceeds to Alcantara Brands...	$0.10	$55,000

We are offering to the public 550,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our officers and directors. This offering terminates in 12 months after commencement of this offering, on April 20, 2009. If we do not sell all of the 550,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims, including the claims of the law firm that assisted us with the preparation of the Form S-1filing and issued the legality opinion.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Because the funds are being placed in general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 4 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

THE DATE OF THIS PROSPECTUS IS APRIL 21, 2008.

Table of Contents

Prospectus Summary	1
Summary Financial Information	4
Risk Factors	5
Special Note Regarding Forward-Looking Information	10
Capitalization	11
Use of Proceeds	11
Determination of Offering Price	12
Dilution	13
Plan of Distribution and Terms of the Offering	14
Legal Proceedings	15
Director, Executive Officers, Promoters and Control Persons	15
Security Ownership of Certain Beneficial Owners and Management	16
Description of Securities	17
Interest of Named Experts and Counsel	19
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	19
Description of Business	20
Reports to Stockholders	29
Plan of Operation	30
Facilities	34
Certain Relationships and Related Party Transactions	34
Market for Common Equity and Related Stockholders Matters	35
Dividends	35
Executive Compensation	35
Shares Eligible for Future Sale	36
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	37
Index to Financial Statements	37
Report of Independent Certified Public Accountant	F-1
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholders’ Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-11

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "Alcantara Brands" refer to Alcantara Brands Corporation.

Alcantara Brands is a development stage company incorporated in the State of Nevada on March 7, 2008. We were formed to engage in the business of producing and importing, directly from Peru, a line of flavorful products. In March of 2008 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on March 7, 2008 through March 14, 2008, we have not generated any revenues and have incurred a net loss of $10,000. In March of 2008 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with costs associated with developing our website, costs associated with the offering, travel expenses, inventory purchases, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence purchasing and importing products from Peru will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Alcantara Brands is developing a line of flavorings, seasonings, and condiments designed to make everyday in-home prepared meals taste better. Made with Peruvian peppers, the Alcantara Brands are intended to transform routine in-home prepared foods into exciting meals.

Our President, Carlos Alcantara, the founder of Alcantara Brands comes from Callao, Peru, which is the basis for our Peruvian brand of products being developed by us.

There are many important factors having a significant impact on grocery food categories sales: long-term, perennial trends, such as convenience and health, as well as more recent growth of more intense flavor options, and ethnic/regional cuisine. These factors are reflected in the proliferation of Mexican sauces, which now outsell that ubiquitous American staple, tomato ketchup, and new trends such as flavored mayonnaises, hot and spicy ketchups and meat sauces, and similar products. Increased grilling and other healthier food preparation techniques have also driven recent rapid growth trends for marinades and dipping sauces. Our product line also leverages the more intense and ethnic flavor trends, with a healthier option: their flavor does not require the added baggage of extra fat, sugar or salt, which are commonly used in other products to generate flavor. Our product line has been designed and developed for the North American palate and lifestyle, and is being introduced into the mainstream food market. It will provide an easy, convenient way to bring spice to meals, with a touch of heat. The line promises to add sales for retailers, through the introduction of a new grocery category (seasoning pastes), and distinctive, unique flavors (the Peruvian peppers) to established condiment categories. The products appeal to fast-growing consumer segments: consumers who like hot and spicy foods, and those looking for more ethnic offerings. Supermarkets use the Company’s high-margin product line to build up their specialty food offering, differentiating themselves from mass merchandisers. Our seasoning pastes do not replace other products, but are used in addition to them, representing an opportunity for retailers to build category growth.

Peruvian Culinary Tradition Product Background

The latest trend to hit the U.S. is the fabulous cuisine of Peru, which is reputedly the best in South America, and one of the top three in the world (with French and Chinese cuisine). Peruvian cuisine is known not only for its exquisite taste, but also for its variety and ability to incorporate the influence from different times and cultures. The culinary history of the Peruvian food dates back to the Incas and pre-Incas with its maize, potatoes, and spices that later was influenced by the arrival of the Spanish colonists, and throughout the years it incorporated the demands of the different migrations and mestizajes. Such groups included Chinese, European, African, and Japanese immigrants. The mestizajes resulting from immigration, combined with the diversity of unique ingredients, is a key factor in making the local cuisine so distinctive.

As of the date of this prospectus we have only two officers, two directors and four stockholders, (the officers and directors were our founders), acting as our sole employees, who we anticipate devoting a significant portion of their time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, inventory and travel. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Alcantara Brands’s address and phone number is:

Alcantara Brands Corporation

1101 E. Tropicana Ave., Suite 2118

Las Vegas, NV 89119

(702) 866-5838

The Offering

Securities Offered (1)...	550,000 shares of common stock

Price Per Share...	$0.10

Minimum Purchase...	NONE

Common Stock Outstanding before Offering...	850,000 shares of common stock

Common Stock Outstanding after Offering...	1,400,000 shares of common stock

Estimated Total Proceeds...	$55,000

Offering Expenses.....	$5,800

Net Proceeds after Offering Expenses...	$49,200

Use of Proceeds...	Other than the expenses of the offering, the proceeds of the offering will be used for; legal, accounting, travel, inventory purchases, website development, and general working capital.

Subscriptions...	Subscriptions are to be made payable to “Alcantara Brands”

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Period March 7, 2008 (inception) to March 14, 2008 (audited)
Income Statement Data:

Revenue	$ -
Cost of goods sold	-
-

Expenses:
General and administrative expenses	-
Professional fees	10,000
Salaries and wages	-
Total expenses	10,000

Net (loss)	$ (10,000)

Net (loss) per share – basic and fully diluted	$ (0.01)

Balance Sheet Data:	As at March 14, 2008 (audited)
Total Assets...	$ 7,500
Liabilities...	-
Stockholders’ Equity...	$ 7,500

RISK FACTORS

Investors in Alcantara Brands should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in March 2008 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in March of 2008 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $10,000 for the period ended March 14, 2008, and (iii) we have incurred losses of $10,000 for the period ended March 14, 2008, and have been focused on organizational and start-up activities, business plan development, and website design since we incorporated. Although we have established a website and commenced the development of our food product lines, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Alcantara Brands to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our two officers and directors, who have limited experience. The loss or unavailability to Alcantara Brands of Mr. Alcantara’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Carlos T. Alcantara, our president. It would be difficult to replace Mr. Alcantara at such an early stage of development of Alcantara Brands. The loss by or unavailability to Alcantara Brands of Mr. Alcantara’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Alcantara could result in the loss of ones investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Alcantara, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Alcantara, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Alcantara has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Alcantara, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Alcantara intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Alcantara to make the appropriate management decisions.

Mr. Alcantara may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Alcantara’s limited time devotion to Alcantara Brands could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Alcantara is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Alcantara’s ability to work on behalf of our company. Mr. Alcantara may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Alcantara will devote only a portion of his time to our activities.

Since four stockholders, upon completion of the offering will beneficially own the majority of our outstanding common shares, those single stockholders will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Alcantara, and his wife Shanda will own approximately 36% of our outstanding common shares after completion of the offering. As a consequence of their stock ownership position, and that of two other stockholders, four individuals will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Alcantara’s and three other individual’s majority ownership of our outstanding common shares after this offering, Mr. Alcantara and these individuals will control our issuance of securities after the offering.

As a consequence of Mr. Alcantara’s and three other individuals controlling stock ownership position, acting alone they will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 59.50% in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Alcantara Brands may fail to implement its business model profitably.

The business of developing food product lines is highly fragmented and extremely competitive. There are numerous competitors offering similar products. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of food products developed by us, our competitors, and their advisors.

Many of our existing and potential competitors have longer operating histories in the food markets, greater name recognition, larger customer bases, established product lines, and significantly greater financial, technical and marketing resources than we do. As a result, they will be able to respond more quickly to new or emerging advertising techniques, and changes in customer demands, or to devote greater resources to the development, promotion and marketing of their products than we can. Such competitors are able to undertake more extensive marketing campaigns for their products, adopt more aggressive pricing policies and make more attractive offers to potential store outlets, and strategic distribution partners.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of product development, import expenses, advertising, all which are intended to generate revenues from product imports, in addition to hiring new employees and commencing additional marketing activities for product sales and distribution. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence our product development, and will assist us in further developing our initial business operations, including the enhancement of product lines; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, travel, accounting, legal, some website development fees, and minimal working capital, we will not be capitalized sufficien tly to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations.

We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at March 14, 2008 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Alcantara Brands; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Alcantara Brands are being made only in accordance with authorizations of management and directors of Alcantara Brands, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Alcantara Brands’s assets that could have a material effect on the financial statements.

We have two individuals performing the functions of all officers and directors. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into our general corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Alcantara Brands files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.W.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at March 14, 2008, after giving effect to and as adjusted to give effect to the sale of the 550,000 common shares offered in this prospectus.

	As at March 14, 2008 (audited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ -	$ -

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
850,000 shares issued and outstanding	850	-
1,400,000 shares issued and outstanding as adjusted following 550,000 issued in this offering	-	1,400
Additional paid-in capital	16,650	71,100
Offering Expenses	-	(5,800)
Deficit accumulated during development stage	(10,000)	(10,000)
Stockholders’ Equity	-	56,700
Total Capitalization	$ 7,500	$ 56,700

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $7,500, which we received in March of 2008, and the net proceeds of this offering $49,200 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $49,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 55,000

Less: Offering Expenses
Legal (1)	$ 5,000
Copying	300
SEC & State Filing Fees	500

Net Proceeds from Offering	$ 49,200

Use of Net Proceeds

Travel	$ 5,000
Product Development	11,000
Transfer Agent Fees	2,000
Accounting Fees (2)	10,000
Working Capital (3)	21,200

Total Use of Net Proceed	$ 49,200
(1)

Legal. Stoecklein Law Group received 100,000 shares of common stock at $0.10 per share, valued at $5,000, and will be paid $5,000 from the use of proceeds towards legal fees associated with its legal services in filing the form S-1.

(2)

Accounting Fees. We have allocated up to $5,000 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period. We have also allocated $5,000 for our annual audit.

(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At March 14, 2008 our common stock had a pro forma net tangible book value of approximately $7,500 or $0.01 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at March 14, 2008, would have been $56,700 or $0.04 per share. This results in immediate dilution per share to investors of $0.06 or 59.50%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering...	$0.01
Increase per share attributable to investors...	$0.03
Pro forma net tangible book value per share after offering...	$0.04
Dilution per share to investors...	$0.06

The following tables summarize, as of March 14, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 550,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	850,000 (1)	59%	$7,500 (2)	12%	$0.01
Public Stockholders	550,000	41%	$55,000	88%	$0.04
Total	1,400,000	100%	$62,500	100%
(1)

Includes 750,000 shares issued in March of 2008, to our three founding stockholder s for their initial contribution of $7,500 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, 100,000 shares for legal fees.

(2)	This does not include the value of the legal fees of $5,000 or the value of the accounting fees of $5,000.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 550,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. If we do not sell all of the 550,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 550,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is not separated from our existing operations account. The account is managed and monitored by management of Alcantara Brands to handle the processing of all subscription funds, in addition to our general corporate purposes. If we do not sell 550,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Carlos T. Alcantara, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Alcantara will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Alcantara intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Alcantara;

Mr. Alcantara will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;

•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Alcantara Brands otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Alcantara will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Alcantara, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Alcantara Brands to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Alcantara Brands where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Alcantara Brands to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Alcantara, and the funds deposited into an account labeled: Alcantara Brands, within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Alcantara Brands

Bank of Nevada

2700 West Sahara

Las Vegas, Nevada 89102

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Carlos T. Alcantara and Shanda Alcantara are our sole officers and directors. Information as to the director and executive officer is as follows:

Name	Age	Title
Carlos T. Alcantara	57	President, Director
Shanda Alcantara	51	Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Carlos T. Alcantara. Age 57, President, Director and co-founder of Alcantara Brands from March 7, 2008 to present. Mr. Alcantara currently does not spend more than 30 hours per month on Alcantara Brands business. From 2000 to present Mr. Alcantara was, and still is, involved in the development of a food processing and import business in Peru. Prior to founding Alcantara Brands, Carlos served for two years as President of international operations for Pennzoil-Quaker State Company (formerly NYSE: PZL), where he was responsible for the expansion of the company’s international business and positioning Pennzoil-Quaker State Company as a world leader in vehicle care and maintenance products until its acquisition by Shell Oil Company in 2001. Carlos previously served for seven years as Vice President Latin America and Vice President of Worldwide Business Development with the Clorox Company (NYSE/PSE: CLX), a leading manufacturer and marketer of consumer products. Earlier in his career, Carlos served in various capacities of progressively increasing responsibility for Sales, Marketing, and General Management with the Procter & Gamble Company (NYSE: PG). Carlos holds a Masters of Business Administration from Xavier University in Ohio, and a Bachelor’s degree in Business Administration and Economics, magna cum laude, from University of the Pacific in California. He serves on the boards of directors of the Miami World Trade Center, which fosters and enhances international business opportunities for its member companies, and of the New America Alliance, a national business initiative to foster success in Hispanic businesses. Carlos is also a member of the President’s Advisory Council at Xavier University, and the Board of Advisors for the School of International Studies at University of the Pacific.

Shanda Alcantara. Age 51, Secretary/Treasurer, Director and co-founder of Alcantara Brands from March 7, 2008 to present. Ms. Alcantara is responsible for research and development of new product recipes and formulations, initial market testing and validation. She is also active in product promotions and consumer education, and serves as the Company’s principal spokesperson and face to the world. Shanda has over 20 years successful marketing, sales, and general management experience in the hospitality industry having managed full service 300-700 room hotels in California, with the Picadilli Inn, The Holiday Inn, and Ramada. She has also served as a hospitality industry consultant including franchise negotiations, hotel development, building, and management to client hotels in California and the Caribbean. Shanda attended the Lima Culinary Institute, a leading institution in Peruvian cuisine, which reflects a fascinating fusion of cultures and gastronomic influences (Inca, Spanish, African, French, Chinese, and Japanese).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 550,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Carlos T. Alcantara	250,000	29.4%	18%
Shanda Alcantara	250,000	29.4%	18%
Daniel R. Van Ness	250,000	29.4%	18%
Stoecklein Law Group	100,000	11.8%	7%
All Directors, Officers and Principle Stockholders as a Group	850,000	100%	61%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 850,000 shares were outstanding as of the date of this prospectus. Upon sale of the 550,000 shares offered herein, we will have outstanding 1,400,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Alcantara Brands, the holders of shares of common stock are entitled to share pro rata all ass ets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and

•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. The Stoecklein Law Group has been issued 100,000 shares of common stock at $0.10 as consideration for a portion of their legal fees earned.

The audited financial statements of Alcantara Brands, as of March 14, 2008, are included in this prospectus and have been audited by Lawrence Scharfman & Co. CPA P.C., independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Alcantara Brands will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Alcantara Brands. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Alcantara Brands in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Alcantara Brands is a development stage company incorporated in the State of Nevada in March of 2008. We intend to introduce a new line of food products to the grocery industry. We are developing a line of flavorings, seasonings, and condiments designed to make everyday in-home prepared meals taste better. Made with Peruvian peppers, the Alcantara Brands are intended to transform routine in-home prepared foods into exciting meals. Our President, Carlos Alcantara, the founder of Alcantara Brands comes from Callao, Peru, which is the basis for our Peruvian brand of products being developed by us.

Introduction to Our Product Line

Our product is intended to be a line of flavorings, seasonings, and condiments designed to make everyday in-home prepared meals taste better. Made with Peruvian peppers, the products will transform routine in-home prepared foods into exciting meals. There are many important factors having a significant impact on grocery food categories sales: long-term, perennial trends, such as convenience and health, as well as more recent growth of more intense flavor options, and ethnic/regional cuisine. These factors are reflected in the proliferation of Mexican sauces, which now outsell that ubiquitous American staple, tomato ketchup, and new trends such as flavored mayonnaises, hot and spicy ketchups and meat sauces, and similar products. Increased grilling and other healthier food preparation techniques have also driven recent rapid growth trends for marinades and dipping sauces. Our product line will also leverage the more intense and ethnic flavor trends, with a healthier option: their flavor will not require the added baggage of extra fat, sugar or salt, which are commonly used in other products to generate flavor. The product line is being designed and developed for the North American palate and lifestyle, and is intended to be introduced into the mainstream food market. It will provide an easy, convenient way to bring spice to meals, with a touch of heat. The line promises to add sales for retailers, through the introduction of a new grocery category (seasoning pastes), and distinctive, unique flavors (the Peruvian peppers) to established condiment categories. The products appeal to fast-growing consumer segments: consumers who like hot and spicy foods, and those looking for more ethnic offerings. We intend for Supermarkets to use the Company’s high-margin product line to build up their specialty food offering, differentiating themselves from mass merchandisers. The product line of seasoning pastes do not replace other products, but are used in addition to them, representing an opportunity for retailers to build category growth.

Peruvian Culinary Tradition and Our Product Background

The latest trend to hit the U.S. is the fabulous cuisine of Peru, which is reputedly the best in South America, and one of the top three in the world (with French and Chinese cuisine). Peruvian cuisine is known not only for its exquisite taste, but also for its variety and ability to incorporate the influence from different times and cultures. The culinary history of the Peruvian food dates back to the Incas and pre-Incas with its maize, potatoes, and spices that later was influenced by the arrival of the Spanish colonists, and throughout the years it incorporated the demands of the different migrations and mestizajes. Such groups included Chinese, European, African, and Japanese immigrants. The mestizajes resulting from immigration, combined with the diversity of unique ingredients, is a key factor in making the local cuisine so distinctive. The most important seasoning used to prepare meals during Pre-Hispanic times was what today is known as aji, which even today is omnipresent in Peruvian food. Aji is a hot pepper considered the soul of Peruvian cooking by its chefs. There are dozens of varieties in Peru. The seven Peruvian peppers used in our product line (i.e., Amarillo, Mirasol, Panca, Red Limo, Green Limo, Rocoto, and Charapita) are all new to the market, and are generally unavailable outside of Peru, except in the Company’s products. Our product line will blend the diverse ingredients from Peru’s varied climates and distinctive ecologies, ranging from the dry coastal planes to Andean foothill valleys to the jungles of the Amazon.

Seasoning Pastes

We are developing Seasoning Pastes as an easy way to bring this new Peruvian taste sensation into the kitchen. Simply add a spoonful or two to your favorite recipe to deliver complex, robust, and spicy flavors. The Costa (coastal zone) of Peru is an arid, mostly hilly region between the Pacific shore, much of which is bordered by high cliffs, and the Andes farther east. Agricultural settlements that irrigate and cultivate small areas of these valleys are actually oases in this desert like environment. Our Seasoning Pastes will be made by condensing aji peppers grown in these coastal valleys, and are available in three different peppers, each offering its own distinct flavor profile: Amarillo Seasoning Paste offers a unique balance of heat and flavor. This is the most commonly used pepper in all of Peru, adding a fruity, more robust taste to your meals. This makes a wonderful rub for grilled meats, especially beef. It can also be used straight as a hot and tasty condiment. Panca Seasoning Paste delivers a subtle, smoky flavor that is enhanced with a delightful spiciness and adds richness to your favorite recipes. It's a long red pepper used in Peruvian cooking to thicken and flavor. This flavor tones down with cooking. Consumers like it with seafood, or to jazz up everyday dips, marinades, and sauces. Mirasol Seasoning Paste adds a full-bodied flavor and just the right amount of heat, which mellows with cooking. Consumers like it with pork or pasta dishes, or with turkey or grilled chicken.

Peppers

Besides their presence as core ingredients in Seasoning Pastes, condiments, and sauces, aji peppers may be served whole, sliced, roasted, and mixed with other peppers. The Company’s first product featuring whole peppers will be the mini hot, or Charapita, peppers. They produce a burst of flavor, followed by a sweet aftertaste. Charapitas come from the Peruvian Amazon jungle in the eastern lowlands, where natives attribute to them aphrodisiac qualities. Unlike jalapeño or habanero peppers which burn your mouth, the charapita pepper bursts with flavor without the overpowering heat. They taste great sprinkled on your favorite pizza, sandwich or salad, adding bursts of spicy flavor to ordinary meal favorites. Some like them straight from the jar as a hot garnish.

Condiments

As compared to the Company’s Seasoning Pastes, which are primarily used in the kitchen as a flavor enhancement to sauces, dips, marinades, and other recipes (and secondarily as a stand-alone condiment), the Company’s condiments are primarily used at the table to be added to cooked foods. Offered in convenient twelve-once bottles, Our condiments will also constitute a new cooking ingredient to barbecued and grilled foods and other familiar recipes. The Spicy Ketchup we are developing is made with Peruvian tomatoes, Rocoto peppers and spices. This delightful blend of delicious ingredients is often considered to be an “adult” version of traditional ketchup because of its bold, complex flavors. It enhances meals without overpowering them, adding just a hint of heat. The naturally sweet Peruvian tomatoes require none of the sugar or other sweeteners found in other ketchups. The Spicy Steak Sauce is made with Amarillo peppers and Peruvian spices that produce a delightful flavor based on lomo saltado, a Peruvian beef entrée that is popular with children and adults alike. Tastes great not only with beef, but with chicken and pork as well. Add to mushrooms or your favorite vegetable for a zesty side dish. The Spicy Marinade blends the Panca and Mirasol peppers with native spices to bring grilled meats to life with minimum fuss. Makes great spicy chicken wings. Transforms grilled salmon into a zesty entree. Simply add the marinade to your meat or fish in a closed container for five minutes. Grill, bake or broil until done.

Pepper Sauces

The Red and Green Pepper Sauces we are developing are made with peppers grown in the mountain valleys of Peru. The Red Pepper Sauce includes rocoto and red limo peppers, where as the Green Pepper Sauce includes the same limo peppers in their green, less mature state. These perfect blends of peppers and spices will enhance your meal without overpowering it. Spice up your favorite pizza, salsa, soup or pasta sauce. They even taste great on eggs and vegetables. Add a few drops to all your foods.

Health and Nutrition

Consumers’ increasing interest in wellness and weight control is a manifestation of a bigger opportunity - health and nutrition. This is clearly an emerging trend in the food industry and an opportunity for which the Company is uniquely positioned. The Company’s products are being developed to easily enhance the flavors of a variety of diets. All too often, diets that call for low-fat, low-salt, or low-calorie are often low in flavor. And that's where our products step in – to add great taste. They’re being developed to be delicious, without any added sugar, fat, or salt. For example, the Peruvian tomatoes in the Spicy Ketchup are naturally sweet and offer a non-sugary alternative to the more bland tomatoes with sugar additives used in mainstream ketchups. The Company’s rubs, being developed, contain no potassium sorbate or other artificial preservatives. All the our products are intended to be low in carbohydrates and cholesterol. Besides the absence of unwanted ingredients such as fat, sugar, or salt in the products, there is extensive data to substantiate the positive health benefits deriving from capsaicin, the pungent ingredient in aji peppers that will give the Company’s products their heat. Capsaicin cream is used to lower the sensation of pain in such conditions as arthritis, and other painful chronic conditions. Aji peppers are high in vitamin C (about twice that of citrus fruits), dried peppers are very high in vitamin A, and red peppers are a great source of b-carotene. Aji peppers also have antibacterial qualities, and contain bioflavinoids, anti-oxidants most common in apple juice. Among the attributed benefits are improved cardiovascular health that helps prevent the formation of blood clots, improved immunity system, and reduced cancer risks. For example, the Pan American Health Organization, which serves as the Regional Office for the Americas of the World Health Organization, estimated cancer deaths in Peru at 113 and 138 per 100,000 population in males and females, respectively, for the year 2001; by comparison, the U.S. National Center for Health Statistics reports 194.4 per 100,000 in the United States for the same year. Though the lower rate of cancer deaths in Peru as compared to the United States is not definitively attributed to the consumption of aji peppers, these data are consistent with findings that in the countries where diets are traditionally high in capsaicin, the cancer death rates are significantly lower than they are in countries with less chili pepper consumption.

Product Development Strategy

The Company’s future products are intended to bring news and excitement to the categories in which it competes. Consumers are seeking new products that offer convenience and great flavor. The Company plans to introduce new product entries at a rate of a new concept approximately every 18 months. They will all leverage the Company’s unique access to specialized Peruvian ingredients with an advantageous cost structure, and will deliver our distinctive flavor profile. The Company’s product strategy is to deliver unique flavors that leverage prevailing industry food trends, that are conveniently incorporated into the average in home meal. The Company is focused on finding ways to bring more intense flavors to in home prepared meals, with a vision of having our products for every meal occasion. Our proposed product line - which do not exist anywhere else, including Peru, in this form will establish a solid base from which the Company will extend our brand and build a franchise with line extensions and new products, all incorporating the distinctive Peruvian flavors to conveniently make America’s meals taste better.

The Consumer

Consumers want to add flavor to their foods, but preparation must be easy. A recent Food Market Institute report stated, “Consumers continue to be time-pressed and are looking for solutions to cut the time spent in meal preparation.” In October 2004, USA Today reported that 77% of meals are made at home, based on research conducted by NPD. And the Food Marketing Institute has indicated that 84% of consumers ate a home-cooked meal at least three times a week, compared to 74% in 2001. At the same time, Americans would like preparation time to be less than thirty minutes, according to Parade Magazine’s “What America Eats” issue. The Company’s target customers are pre-disposed to a product line with the attributes of our products, which is on trend for frequent and widespread use occasions, particularly for in-home prepared meals.

1. The average consumer making in-home prepared meals is an ideal potential user of the Company’s products. Over 88% of respondents to a Harris online poll claimed to make meals at dinner time, with fully 62% claiming to do so often or very often. Typically, there is a set of six to twelve regular meals in the rotation. The fact that 55% of people who use hot sauce strongly or somewhat agree they enjoy cooking, is highly favorable for the Company’s products.

2. Our product line is positioned to fit into the on-the-go lifestyles of today’s consumers. While the Harris on-line survey panel claimed to “prepare a home cooked meal” about 38% of the time, they claimed to “throw something together quickly” over 30% of the time. For many consumers, the evening meal means having ingredients that fit into a 15-30 minute preparation window. Our Product Line minimizes risk for significant flavor reward, a minimum time requirement, and the ability to exercise a personal preference.

3. Overall, the Company’s product line is on trend with its flavor profile: spicy, but not too hot. Forty percent of people strongly or somewhat agree that they prefer foods “cooked with lots of spices.” Importantly, 43% of all Americans with household income exceeding $50,000 strongly or somewhat prefer food cooked with lots of spices. In the Company’s initial intended market areas (California and the Midwest), 37% strongly or somewhat prefer food cooked with lots of spices, and only 14% of the population strongly agrees that they prefer food without a lot of spices.

4. The Company’s target consumer is willing to try new products. Sixty percent of people who use spicy BBQ sauce; 54% of people who use 4 or more seasoning bottles/month, and; about 58% of both the California and Midwest groups with incomes exceeding $50,000, all strongly or somewhat agree that they like to try food products. Early adopters have tables crowded with condiments because they spend more time in the kitchen.

5. The Peruvian origin of the Company’s ingredients is a strong point. Sixty percent of the California group with household incomes exceeding $50,000 strongly or somewhat agree that they enjoy eating foreign foods. Our product line will provide a point of differentiation to other pepper and hot sauce products.

6. Our product line is on trend with target consumers in both the Midwest and California markets, as evidenced by Simmons data (April 2004 survey among 28,724 respondents.

7. The target consumers don’t have to use very much of the product line for the Company to succeed. The Company want consumers who enjoy the spicy / hot profile to add a spoonful or more to one to two of these everyday meals per week.

?

•	Nearly eight in ten meals are eaten in the home, most of them prepared by

“Mom.”

•	The Company’s seasoning pastes can be added to all of the most frequently eaten meals (e.g., spaghetti, pizza, steak, and chicken) to enhance the flavor profile for target consumers.

•	The majority of families eat their main meal together at least four times a week,

and one-third eats together seven nights a week. These are ideal occasions for our products.

•	Consumers increasingly seek to avoid additives, preservatives, pesticides, and sugar. The Company’s founders conducted an Optimizer session among a representative sample of target consumers: female users of hot/spicy foods. The seasoning pastes were sampled as an ingredient in off-the-shelf sauces and straight from the bottle. The ketchup, steak sauce, and the marinade were samples with shoestring packaged potatoes.

Market Landscape and Competitive Overview

Interest in flavors continues to grow as consumers are exposed to different cuisines than their own. A report published by The Freedonia Group states that “flavors and flavor enhancers will continue to account for the largest share of overall food additives, due to their extensive use in many processed foods, dairy products, baked goods and candy . . . opportunities are constantly being created by consumer demand for new flavors based on ethnic cuisines and more intense flavor preparations.” With our new seasoning pastes, peppers and olives, condiments, hot sauces, and rubs, we can have a highly competitive, broad range of flavor solutions. The current proposed product line competes across a number of food categories totaling over $5 billion in annual sales. These categories are growing at or above the overall average for foods generally, that is in the range of 2-3% per year. The categories across which our line will compete are fragmented. While major companies compete in individual categories, no one company dominates the entire sector. With the exception of H.J. Heinz in ketchups and McIlhenny’s Tabasco in hot and Cajun sauces, dominant category brands generally do not represent core businesses for the respective manufacturers. The fragmentation of these categories, coupled with the fact that they are largely unpopulated by big company core brands, create conditions that are favorable for us to build a successful business. The categories in which our product line competes are distributed through both warehouse and Direct Store Delivery (“DSD”), where we believe we can be of comparable strength. These categories enjoy generally good margins.

Factors that promise to drive our products growth include the following:

•	ethnic product expansion;
•	growth in hot / spicy food sectors;
•	movement towards convenience / grazing consumption habits;
•	entertaining at home;
•	health concerns (e.g., healthy snacks enjoy above-average growth rates);
•	pre-portioned foods / meals / side-dishes; and
•	pre-blended spices for meat preparation.

Besides the competitive advantages inherent in the products and their appeal to consumers, we intend to enjoy the competitive advantage of a highly profitable business model. Our unique access to raw materials that are not generally available in the market, and exercises total control of the supply chain. Production and packaging is carried out in a cost effective and socially responsible operation by our founder’s connections in Peru, and is delivered duty-free to U.S. warehouses. Cost of goods is minimized, and consequently, gross margins are very favorable and highly sustainable.

Our other significant competitive advantage is our management team, which consists of seasoned executives who have managed rapid growth and profitability in the world’s leading consumer packaged goods organizations. They bring the best practices derived from their successful track records at industry leaders such as Procter & Gamble, Clorox, and Pennzoil-

Quaker State to minimize the risk otherwise inherent with first-time entrepreneurs and accelerate the Company’s product introduction, market penetration, and path to profitability.

Supply Chain, Operations, and Distribution

The unique and varied climate and geography of Peru, where our supply chain processes start, are major factors contributing to a highly differentiated product offering. Peru is located in the tropics near the equator, on the west coast of South America, bordered by the South Pacific Ocean, Ecuador, Colombia, Brazil, Bolivia, and Chile. It covers nearly the area of Alaska (twice the area of France). The international climate classification of Köppen establishes eleven main types of climates, of which Peru possesses eight. A trip through Peru can encounter an infinite variety of micro-climates from hot deserts and dry forests, to humid savannas and plain rainforests, to cold plateaus, cool steppes, and icy mountains. These unique micro-climates, analogous to the concept of terroir in winemaking, converge in unique ways that do not occur elsewhere in the world, resulting in a distinct source for the Company’s ingredients that cannot be replicated elsewhere.

Raw Materials

Our personnel will select and purchase all raw materials and other processed ingredients from sources in various locations in Peru. The aji peppers and some other raw materials will be purchased directly from a network of small, independent growers, whereas other raw materials will be purchased via middlemen. Processed ingredients will be purchased from companies located in and around Lima. Packaging materials are to be shipped to operating sites in Lima. All jars, bottles, lids, labels, and corrugated cases will be purchased from suppliers located in Lima and shipped to a Company operating site.

Manufacturing and Filling

All raw materials and packaging materials are to be delivered to any of three plants in the Lima area with then-current capacity. The batch manufacturing process is to be carried out at these plants by our personnel, thereby preserving our trade secret product formulae and process know-how. Though we will initially contract the equipment use and the labor to complete the manufacturing and filling, we plan to acquire the equipment to perform these two key processes at our own production facility in Lima, thereby further reducing operating costs by avoiding tolling fees.

Packaging and Warehousing

Labeling, packaging, and warehousing will take place at a selected Company operating site. Final product in corrugated cases will be shipped in twenty-foot sea containers from the Port of Callao to Charleston and Long Beach ports in the U.S. Containers, and are then to be trucked to warehouses in Chattanooga, Tennessee and Buena Park, California. The Company will then truck its products to retailers from these two distribution centers.

Local Economic Conditions and Labor Supply

After several years of inconsistent economic performance, the Peruvian economy was one of the fastest growing in Latin America in 2002 and 2003, growing by 5% and 4%, respectively, with the exchange rate stable and an annual inflation lower than 2%. GDP per capita (purchasing power parity) is US$5,200 (2003 estimate) and unemployment runs at 13.4%, with widespread underemployment (2003 estimate). The Company is committed to socially responsible labor practices and enjoys a highly positive relationship with its employees, local communities, and the Peruvian government by virtue of its job creation and export promotion.

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Once we establish our product lines and develop an inventory of products, our founders intend to utilize existing contacts to introduce the products to the consumers on an introductory basis, including sales through food distributors, and presentations at Cosco.

3. Develop and implement a comprehensive consumer information website – In addition to providing a consumer direct purchase website, we intend to develop a consumer information website. This consumer information website is intended to let consumers research the most detailed and related information about our products, recipes for the products, and the health benefits.

Alcantara Brands commenced development of its Website in March of 2008, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;

•	Creation of our initial website, www.alcantarabrands.com;

•	Research of our competition;

•	Development of our business plan; and

•	Development of a limited product base.

Alcantara Brands is a recently established business, with temporary offices at 1101 E. Tropicana Ave., Suite 2118, Las Vegas, Nevada. Our directors, officers, and founding stockholders created the business as a result of their interest in Peruvian food products.

Short-Range Plan (Years 1 and 2)

With an appropriate level of capital resources from outside investors, our primary business focus will be on establishing our initial products. Once the initial products are established, we plan on obtaining shelving space for our products in major grocery centers in California, initially, and in Costco stores. Secondary focus will be on other areas, to help build necessary distribution by year 5. A key element of the Company’s Short-Range Plan is an aggressive effort to gain new distribution. Another key element of the Short-Range Plan is the Costco road show, which could deliver net revenues during Year One, while generating product awareness and trial throughout the California market. Success in the road show will result in permanent on-shelf distribution in Costco stores. There remain several potential upsides in the Short-Range Plan which are not included in the financial projections, including the following three most important opportunities:

1. Revenues from new products (the Company will present new items to its current and target accounts throughout the year),

2. Increased usage of seasoning pastes (which requires an effective advertising campaign with corresponding investment in marketing operations), and

3. Incremental sales to the food service sector.

Plan Elements:

The plan assumes an active promotion program across a major grocery chain, with public relations programs in key markets. It also assumes active new distribution efforts in California, accompanied by significant slotting allowance expenditures.

•    Public relations in major California metropolitan areas and key Kroger geographies. This support creates awareness of our product line, particularly the seasoning pastes, by publicizing local events as well as by the Company’s consumer support such as the culinary tour recipe competition.

•	Distribution and slotting allowances to get on shelf and gain distribution.
•	TPRs (Temporary Price Reductions) for in-store support throughout Kroger divisions and California accounts.

•	In-store demonstrations in selected markets.

•    Coupons to stimulate awareness and trial. This will be a combination of high probability consumer targeted coupons (in store and direct mail) in addition to onshelf instant redeeming coupons.

•	Special programs, including chef programs and cooking school competition.

•    Consumer competition for culinary trip to Peru, to generate awareness and trial, and stimulate experimentation with the seasoning pastes so that target consumers will incorporate the pastes into the most common in-home prepared meal occasions.

•    Costco road shows to create awareness and trial of our line, particularly the seasoning pastes throughout California, while generating a positive contribution to profit and advertising.

A key factor in achieving targeted habitual use by consumers is education about the simplicity of adding the seasoning paste to favorite meals: All that is needed is a spoon. The key trial vehicle for the plan is in-store demonstrations, both in supermarkets as well as warehouse stores, such as Costco. Although results will inevitably vary from one store to the next, the founders experience indicates that we can generate a trial purchase from 25% to 33% of tasters at these events. The Company anticipates a 25% conversion rate of these trial purchasers to regular product users, with a purchase frequency of two times per year for the seasoning pastes, and three to four times per year for the twelve-once condiments. As the Company’s principal trial generation vehicle, in-store demonstrations have been very effective. In-store demonstrations provide opportunities for consumers to taste the product, while enabling the Company to educate consumers on how and when they can use the product. On average, 22% of the tastings result in a product purchase, with rates over 30% when the demonstration is accompanied with a coupon. Investments in public relations and advertising, which would further enhance consumer education, can significantly accelerate these rates.

Intellectual Property & Proprietary Rights

Upon completion of our brand development, we will regard substantial elements of our brands and underlying intellectual property as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any intellectual property we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only two part-time employees, Carlos T. Alcantara and Shanda Alcantara, who are also our officers and directors. We look to both Mr. Alcantara and Mrs. Alcantara for their entrepreneurial skills and talents. It is Mr. and Mrs. Alcantara who provided us our business plan. For a discussion of Mr. and Mrs. Alcantara’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. and Mrs. Alcantara will coordinate all of our business operations. Both Mr. Alcantara and Mrs. Alcantara have provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our  capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Alcantara is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require. Mrs. Alcantara is spending time on the development of our product lines, advertising materials, and overseeing startup production in Peru.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the

Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Alcantara Brands is a development stage company incorporated in the State of Nevada in March of 2008. We were formed to engage in the business of producing and importing, directly from Peru, a line of flavorful products. In March of 2008 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on March 7, 2008 through March 14, 2008, we have not generated any revenues and have incurred a net loss of $10,000. In March of 2008 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with costs associated with the offering, travel expenses, inventory purchases, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence purchasing and importing products from Peru will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Alcantara Brands is developing a line of flavorings, seasonings, and condiments designed to make everyday in-home prepared meals taste better. Made with Peruvian peppers, the Alcantara Brands are intended to transform routine in-home prepared foods into exciting meals.

Our President, Carlos Alcantara, the founder of Alcantara Brands comes from Callao, Peru, which is the basis for our Peruvian brand of products being developed by us.

Plan of Operation

We are developing a line of flavorings, seasonings, and condiments designed to make everyday in-home prepared meals taste better. Made with Peruvian peppers, they transform routine in-home prepared foods into exciting meals. There are many important factors having a significant impact on grocery food categories sales: long-term, perennial trends, such as convenience and health, as well as more recent growth of more intense flavor options, and ethnic/regional cuisine. These factors are reflected in the proliferation of Mexican sauces, which now outsell that ubiquitous American staple, tomato ketchup, and new trends such as flavored mayonnaises, hot and spicy ketchups and meat sauces, and similar products. Increased grilling and other healthier food preparation techniques have also driven recent rapid growth trends for marinades and dipping sauces. Our product line also leverages the more intense and ethnic flavor trends, with a healthier option: their flavor does not require the added baggage of extra fat, sugar or salt, which are commonly used in other products to generate flavor. Our product line has been designed and developed for the North American palate and lifestyle, and is being introduced into the mainstream food market. It provides an easy, convenient way to bring spice to meals, with a touch of heat. The line promises to add sales for retailers, through the introduction of a new grocery category (seasoning pastes), and distinctive, unique flavors (the Peruvian peppers) to established condiment categories.

Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to: (i) develop a business plan, and (ii) establish a line of products which can be produced in Peru, as soon as practical. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing products available for sale to the general public. We do not have sufficient cash to enable us to development significant inventory, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the product development, until such time as we are able to either raise the cash required privately or launch another offering. Our officers and directors, Mr. Alcantara and his wife Shanda have agreed to continue their part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. or Mrs. Alcantara out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete the inventory as set forth in our business plan, or provide any significant advertisement for our customers, thus we would not anticipate any significant revenues. Since we have developed a product line, which is producible in Peru, we can conduct business and earn revenues.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation in the near future. In lieu of product research and development we anticipate maintaining control over our current line of products, to assist us in determining the allocation of our limited inventory dollars.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently two part time individuals. After we complete the current offering and have commenced our product development program, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $7,500, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $7,500; (2) goals based upon our funding of $55,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $7,500.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in March of 2008.
•	To develop an initial product line of food products capable of being produced in Peru at the lowest possible cost. Accomplished through our agreement with Mr. Alcantara.
•

To retain counsel and an auditor to assist in preparation of documents providing for the raising of $55,000 to complete Stage II of our Plan of Operations. Accomplished in March 2008. Total costs approximately $7,500. (Counsel to be paid from proceeds of offering in the sum of $5,000. Auditor paid $2,500 from $7,500 equity purchase by Mr. Alcantara).

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $49,200. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Alcantara Brands, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.

Stage III: Development of our business operations based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the

$100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website enhancements, inventory development and general office expenses. In the event an additional $100,000 were raised (in addition to the $55,000 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional inventory, office space and additional staff. We anticipate that it will take us approximately 90 days after the funding referenced in this Stage III to expand our inventory, hire personnel, and obtain office space.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant inventory development or importation. Although we are currently operational and we are starting to place orders for the production of our line of food products, our Plan of Operation is premised upon having inventory dollars available. We believe that the inventory dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds fro m operations. We will need to raise $55,000, with net proceeds of $49,200, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our inventory to levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees require d to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop our line of tasteful products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing suc h risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 1101 E. Tropicana Ave., Suite 2118, Las Vegas, Nevada. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Alcantara, our sole officer and director, and our full time employee provides us his home in which we conduct business on our behalf. Mr. Alcantara does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Alcantara to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Alcantara, an officer and director of the Company. Office services are provided without charge by Mr. Alcantara. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During March of 2008, Mr. Alcantara and Mrs. Alcantara received 500,000 shares of common stock, at a price of $0.01 per share as founders of Alcantara Brands. Mr. and Mrs. Alcantara are officers, directors, stockholders, and promoters of Alcantara Brands and developed the website and business plan. The proceeds from the sale of the shares to Mr. and Mrs. Alcantara, $5,000, constituted the majority portion of the initial cash capitalization of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of March 14, 2008 there were 4 stockholders of our common stock, Mr. Alcantara, Mrs. Alcantara, Mr. Van Ness, and Stoecklein Law Group, our legal counsel.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Alcantara, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

Future Compensation

Mr. Alcantara has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Alcantara a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of two members. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,400,000. Of these shares, 550,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 850,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 850,000 were issued, 750,000 in March of 2008 to our founding stockholders, 100,000 were issued at $0.10 in March of 2 008 to our legal counsel in exchange for legal services valued at $10,000. Other than 100,000 shares issued for legal fees in March of 2008, all restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective six months holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Alcantara Brands at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock  not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

In March of 2008, we engaged the services of Lawrence Scharfman & Co. CPA P.C., to provide an audit of our financial statements for the period from March 7, 2008 (inception) to March 14, 2008 and for the period ended March 14, 2008. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Alcantara Brands Corporation

INDEX TO FINANCIAL STATEMENTS

For the Period Ended March 14, 2008 (Audited)

INDEPENDENT AUDITORS’ REPORT	F-1
BALANCE SHEET	F-2
STATEMENT OF OPERATIONS	F-3
STATEMENT OF STOCKHOLDERS’ EQUITY	F-4
STATEMENT OF CASH FLOWS	F-5
NOTES TO FINANCIAL STATEMENTS	F-6-F-11

Lawrence Scharfman & Co., CPA P.C.

Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203	9608 HONEY BELL CIRCLE
FREEPORT, NY 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (56 I) 740-0613

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Alcantara Brands Corporation (the “Company”) (A Development Stage Company), as of March 14, 2008 and the related statement of operations, stockholders’ equity, and cash flows for the period from March 7, 2008 (Date of Inception) to March 14, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alcantara Brands Corporation (A Development Stage Company) as of March 14, 2008, and the results of its operations and cash flows for the period March 7, 2008 (Date of Inception) to March 14, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lawrence Scharfman
Boynton Beach Florida	Lawrence Scharfman CPA

March 17, 2008

- LICENSED IN FLORIDA & NEW YORK -

Alcantara Brands Corporation

(a Development Stage Company)

Balance Sheet

March 14,
2008
Assets

Current assets:
Cash	$7,500

$7,500

Liabilities and Stockholders' (Deficit)

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 850,000 shares issued and outstanding at March 14, 2008	850
Additional paid in capital	16,650
(Deficit) accumulated during development stage	(10,000)
7,500

$7,500

The accompanying notes are an integral part of these financial statements.

Alcantara Brands Corporation

(a Development Stage Company)

Statement of Operations

March 7, 2008
(Inception) to March 14,
2008

Revenue	$-

Expenses:
General and administrative expenses	-
Professional fees	10,000
Total expenses	10,000

Net (loss)	$(10,000)

Weighted average number of common shares outstanding - basic and fully diluted	756,250

Net (loss) per share - basic and fully diluted	$(0.01)

The accompanying notes are an integral part of these financial statements.

Alcantara Brands Corporation

(a Development Stage Company)

Statement of Stockholders' Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount

March 7, 2008
Founders shares	750,000	$750	-	$-	$6,750	$-	$7,500

March 14, 2008
Shares issued for services	100,000	100			9,900		10,000

Net (loss) March 7, 2008
(inception) to March 14, 2008						(10,000)	(10,000)

Balance, March 14, 2008	850,000	$850	-	$-	$16,650	$(10,000)	$7,500

The accompanying notes are an integral part of these financial statements.

Alcantara Brands Corporation

(a Development Stage Company)

Statement of Cash Flows

March 7, 2008
(Inception) to March 14.
2008

Cash flows from operating activities
Net (loss)	$(10,000)
Shares issued for services	10,000
Net cash provided (used) by operating activities	-

Cash flows from financing activities
Sale of common stock	7,500
Net cash provided by financing activities	7,500

Net increase in cash	7,500
Cash - beginning	-
Cash - ending	$7,500

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Number of shares issued for services	100,000

The accompanying notes are an integral part of these financial statements.

Alcantara Brands Corporation

(a Development Stage Company)

Notes

Note 1 – Summary of significant accounting policies

Organization

The Company was incorporated on March 7, 2008 (Date of Inception) under the laws of the State of Nevada, as Alcantara Brands Corporation. The Company developed its business plan over the period commencing with March 7, 2008 and ending on March 14, 2008, although Mr. Alcantara, and officer and director of the Company, had been working on the concept over a period of years. In March of 2008, the Company created its initial product line which it intends to commence producing prior to the end of the first quarter of 2008.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Nature of operations

Alcantara Brands was formed to engage in the business of producing and importing, directly from Peru, a line of flavorings, seasonings, and condiments designed to make everyday in-home prepared meals taste better. Made with Peruvian peppers, the Alcantara Brands are intended to transform routine in-home prepared foods into exciting meals.

Our President, Carlos Alcantara, and one of the founders of Alcantara Brands comes from Callao, Peru, which is the basis for our Peruvian brand of products being developed by us.

The Company’s business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. It intends to generate revenues primarily from product imports from Peru.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Property and Equipment.

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of three to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets.

Long-lived assets and certain intangibles to be held and used by an entity are required to be

Alcantara Brands Corporation

(a Development Stage Company)

Notes

reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on expected future undiscounted cash flows. If impairment has occurred, the asset is required to be written down to fair value. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets.

Intangible assets consisting primarily of excess purchase price over net assets acquired in business combinations are carried at cost less accumulated amortization and are amortized on a straight-line basis over an estimated useful life of five years. The recoverability of the carrying values of the excess of the purchase price over the net assets acquired in business combinations accounted for by the purchase method and other intangible assets is evaluated periodically to determine if an impairment in value has occurred. An impairment in value will be considered to have occurred when it is determined that the undiscounted future operating cash flows generated by the acquired business are not sufficient to recover the carrying values of such intangible assets. If it has been determined that an impairment in value has occurred, the excess of the purchase price over the net assets acquired and other inta ngible assets would be written down to an amount which will be equivalent to the present value of the future operating cash flows to be generated by the acquired businesses.

Revenue Recognition.

The Company's revenues are anticipated to be derived from multiple sources. Primarily revenues will be earned upon receipt of funds from the sale of products.

Website Development Costs.

Web site development costs for the period ended March 14, 2008, were minimal, and were covered by the Company’s founder. Effective March 2008, the Company adopted a policy that any software-related costs of Websites will be capitalized in accordance with AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and amortized over their estimated useful life. Costs related to routine Web site maintenance are expensed as incurred.

Advertising Costs.

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses as of March 14, 2008.

Inventory

The Company does not maintain an inventory of musical instruments or equipment, in that the Company operates as an electronic classified advertising media on the Internet.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 14, 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Alcantara Brands Corporation

(a Development Stage Company)

Notes

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 14, 2008.

Stock-Based Compensation:

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations and has adopted the disclosure-only alternative of FAS No. 123R, “Accounting for Stock-Based Compensation.” Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123R.

Earnings per share

The Company follows Statement of Financial Accounting Standards No. 128. “Earnings Per Share” (“SFAS No. 128”). Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the

Alcantara Brands Corporation

(a Development Stage Company)

Notes

temporary differences are expected to reverse.

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2008, prior to the Company’s formation. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2008. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Note 2 – Income taxes

For the period ended March 14, 2008, the Company incurred net operating losses and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 14, 2008, the Company had approximately $10,000 of federal and state net operating losses. The net operating loss carryforwards, if not utilized will begin to expire in 2028.

The components of the Company’s deferred tax asset are as follows:

As of March 14,
2008
Deferred tax assets:
Net operating loss carryforwards	$10,000
Total deferred tax assets	10,000

Deferred tax liabilities:
Depreciation

Net deferred tax assets before valuation allowance	10,000

Alcantara Brands Corporation

(a Development Stage Company)

Notes

Less: Valuation allowance	(10,000)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss in since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company provided a full valuation allowance against its net deferred tax assets at March 14, 2008.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

March 7, 2008 (Inception) to March 14, 2008
Federal and state statutory rate	$(3,400)
Change in valuation allowance on deferred tax assets	3,400

$-0-

Note 3 – Stockholder’s equity

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

In March 2008, the Company issued to the founders of the Company 750,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total amount raised of $7,500.

On March 14, 2008, the Company issued 100,000 shares of its common stock toward legal fees at a value of $0.10 per share.

There have been no other issuances of common stock.

Note 4 – Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan, setting up its e-commerce website, and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from March 7, 2008, (inception) through the period ended March 14, 2008 of $10,000. In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise

Alcantara Brands Corporation

(a Development Stage Company)

Notes

additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 – Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock

_____________________ TABLE OF CONTENTS

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

Prospectus Summary

Summary Financial Information

Risk Factors

Lack of Operating History

Dependency on sole officer & director

Lack of experience by our sole officer

Sole Officer involved in other businesses

Competition

Requirement of additional capital

No public market for our stock

Special Note Regarding Forward-Looking Statement

Capitalization

Use of Proceeds

Determination of Offering Price

Dilution

Plan of Distribution

Legal Proceedings

Director, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Interest of Named Experts and Counsel

Disclosure of Commission Position of Indemnification of Securities Act Liabilities

Description of Business

Reports to Stockholders

Plan of Operation

Facilities

Certain Relationships and Related Party Transactions

Market for Common Equity and Related Stockholders Matters

Dividends

Executive Compensation

Shares Eligible for Future Sale

Changes in and Disagreements with Accountants

Index to Financial Statements

Audited Financials Statements

Independent Auditors Report

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

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Alcantara Brands CORPORATION

$55,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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